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March 11, 2003




Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We were previously principal accountants for Lincorp Holdings, Inc. ("Lincorp Holdings") and under the date of March 7, 2002, we reported on the financial statements of Lincorp Holdings as of and for the years ended December 31, 2001 and 2000. On March 5, 2003, we resigned as principal accountants. We have read Lincorp Holdings' statements included under Item 4 of its Form 8-K dated March 5, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with Lincorp Holdings' statement that Postlethwaite & Netterville was no consulted regarding application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lincorp Holdings' financial statements, or any other matters or reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

Very truly yours,

/s/  KPMG LLP